Exhibit 10.1

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (the “Agreement”), dated December 28, 2011, is made and entered into by and between Pegasus Funding, LLC, a Delaware limited liability company (“Borrower”), and Fund Pegasus, LLC, a Delaware limited liability company, or its assignee (“Lender”).

BACKGROUND

WHEREAS, Borrower and Lender, among others, are parties or signatories to a certain Limited Liability Company Operating Agreement of Pegasus Funding, LLC, dated of even date herewith (the “Operating Agreement”), which, among other things, contains the agreement of Lender to provide financing for the business and operations of Borrower (the “Credit Facility”), as described herein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Operating Agreement or in the respective Loan Documents, as defined herein.

WHEREAS, Lender and Borrower desire to confirm the terms and conditions of the Credit Facility, including the assumption by Borrower of certain liabilities outstanding to Lender in consideration of the transfer to Borrower of certain assets held by an Affiliate of Borrower, all of the forgoing as more particularly described herein and in the Operating Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Credit Facility. Subject to the terms and conditions of this Agreement and the Operating Agreement, Lender shall make Loans to Borrower of up to TWENTY-ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($21,800,000) per annum (the “Total Annual Commitment”), with interest calculated at the rate of one percent (1%) per annum, payable monthly in arrears and the earlier of five (5) years or the expiration or termination of the Operating Agreement (the “Term”), when and as required under Section 1.2 below and Lender shall be the exclusive funding source of Borrower during the Term, as follows:

1.1 Credit Facility:

(a) Up to TWENTY MILLION ($20,000,000) per year shall be utilized by Borrower to fund Investments for each twelve (12) month period of the Term (each such annual amount, in the aggregate, the “Annual Investment Advance Commitment” and individually, the “Investment Advances” or the “Advances”).

(b) Up to an aggregate of NINE HUNDRED THOUSAND DOLLARS ($900,000) per TEN MILLION DOLLARS ($10,000,000) in Investments for overhead expenses (each, an “Overhead Advance” and in the aggregate over each twelve (12) month period following the date hereof, the “Annual Overhead Commitment”). (Advances and Annual Overhead Commitment and interest due hereunder shall hereinafter be collectively referred to as the “Loans”).

1.2 Draws.

(a) Within each twelve (12) month period of the Term, Lender shall provide Investment Advances and Overhead Advances in immediately available funds until the aggregate amount advanced is equal to the Total Annual Commitment in accordance with the terms of the Operating Agreement.

(b) Borrower shall repay the Investment Advances, provided that the aggregate amount of Loans outstanding in any twelve (12) month period shall not exceed the Total Annual Commitment, except as otherwise permitted in this Agreement. Borrower shall repay all Advances, and accrued and unpaid interest, if any, solely from Distributable Cash Flow as provided in Article V of the Operating Agreement or if funds from the Loans are still in the Operating Account from the Operating Account. . Prior to the Maturity Date, so long as no Event of Default shall have occurred and be continuing, Lender's sole recourse for the repayment of the Loans shall be from Distributable Cash Flow in accordance with Section 5.1 of the Operating Agreement, payable within ten (10) days of the end of each month from the balance in the Proceeds Account. Subject to Section 2.3 below, during the continuation of an Event of Default, Borrower shall pay the outstanding principal balance of the Advances, plus accrued interest thereon, within ten (10) days after the written demand thereof by Lender.

1.3 Additional Advances. Lender may, at the request of Borrower, in its sole but reasonable discretion, make Advances in any calendar year in excess of the Annual Investment Advance Commitment (the “Additional Investment Advances”) Notwithstanding any other provision hereof, Lender may use outside sources of capital or financing to make Additional Investment Advances, and in any such case, upon notice to Borrower, the reasonable cost of such outside capital or financing, shall be deemed included in the amount of the Loans for purposes hereof and Section 5.1 of the Operating Agreement. Lender, in its reasonable discretion, may increase the Total Annual Commitment, upon request of Borrower. If Advances plus Overhead Advances in any twelve (12) month period following the date hereof exceed the Total Annual Commitment, Lender’s cost of funds from third party lenders shall be added to the Loans. The PLF Parties shall have no obligation to repay all or any Advances or Overhead Advances under this Agreement, the Operating Agreement or the Loan Documents except as expressly provided herein or therein.

1.4 Security. The Loans shall be secured by a first priority security interest in the assets of Borrower to be evidenced by this Agreement, a Revolving Promissory Note (the “Note”) and a Security Agreement of even date herewith in form acceptable to Lender. This Agreement, the Note and the Security Agreement are referred to herein and in the Operating Agreement as, the “Loan Documents”.

1.5 Use of Proceeds. Borrower agrees that all proceeds of the Loans shall be used strictly as permitted under this Agreement and the Operating Agreement.

1.6 Prior Advances. The Interim Funding Agreement shall be deemed terminated as of the date hereof and superseded by the terms of this Agreement, the Security Agreement and the Note. The Asta Parties acknowledge and agree that:

(a) On and as of the date of this Agreement, Asta has provided PLF with (i) the aggregate amount of Four Million Dollars ($4,000,000) (the “Initial Loan”) to fund the acquisition of certain Purchase Agreements (the “Interim Investments”), and (ii) an additional amount equal to Three Hundred Sixty Thousand Dollars ($360,000) (the “Initial Overhead Advance”) for operating expenses associated with the Interim Investments pursuant to the terms of a certain Interim Claims Funding Term Sheet, executed by ASFI and PLF on September 28, 2011, (the “Interim Agreement”). The Initial Loan and the Initial Overhead Advance shall bear interest at the rate of one percent (1%) per annum in accordance with the Note;

(b) The right of Asta to repayment of the Initial Loan shall be assigned to Lender upon execution hereof, and the obligation to repay such Interim Loan shall be assumed by Borrower pursuant to an Assignment and Assumption Agreement, to be executed by Asta, Lender and Borrower on terms which incorporate by reference all of the repayment terms of the Loan Documents, and which shall fully and finally discharge PLF from any further obligation to Asta or any other party with respect to the Interim Agreement, the Initial Loan or the Investment, except as undertaken pursuant to this Agreement;

(c) The Interim Investments shall be irrevocably assigned and transferred by Asta and PLF to Borrower, following which assignment and transfer, the Interim Investments shall be treated, for all purposes, as Investments made pursuant to the Operating Agreement, including for purposes of Section 5.1 thereof;

(d) The amount of the Interim Loan shall be credited toward fulfillment of the Annual Investment Advance Commitment applicable to the first twelve (12) month period following the date of this Agreement; and

(e) The Initial Overhead Advance shall be credited toward the Annual Overhead Commitment applicable to the first twelve (12) month period following the date of this Agreement.

1.7 Interest on Advances. Interest of one percent (1%) per annum shall accrue and be re-payable monthly on any Advance (except an Additional Annual Advance, as provided in Section 1.3 above) until the Maturity Date, unless an Event of Default, as defined below, shall have occurred, and shall be continuing. The Note shall bear interest during the continuation of an Event of Default, and from and after the Maturity Date until paid in full, at the a rate which is equal to Bank Leumi’s prime rate plus five percent (5%). Any interest not charged herein which is imposed by operation of Law on the Company shall be borne by the Company. All computations of interest called for under the Loan shall be made on the basis of a 360 day year for the actual number of days elapsed.

1.8 Maturity Date. Notwithstanding any other provision hereof, the entire outstanding amount of all Advances, together with accrued interest thereon, if any, shall be due in full on a date (the “Maturity Date”) as set forth in the Operating Agreement which is the earlier of (a) the date of the last Advance made by Lender to Borrower; or (b) occurrence of any of the events giving rise to the dissolution or termination of Borrower as specified in the Operating Agreement, or (c) subject to Section 2.3 below, an Event of Default.

1.9 Prepayment of the Advances Credit Facility. Borrower may prepay the outstanding principal balance of the Credit Facility, in whole or in part, without the prior written consent of Lender and without premium or penalty.

2. Events Of Default And Remedies/Subordination.

2.1 Events of Default. Each of the following shall constitute an event of default (“Event of Default”) under this Agreement:

(a) Failure to Make Distributions and Payments. (i) Prior to the Maturity Date, and so long as an Event of Default shall have occurred and be continuing, the failure of Borrower to make the distributions of Distributable Cash Flow and Capital Transaction Proceeds to Lender required to be made under Article V of the Operating Agreement, and (ii) from and after the Maturity Date, or during the continuation of an Event of Default, the failure of Borrower to make any required payment of the principal amount of and accrued interest on the Advances when and as due as provided herein or in accordance with the Note or Operating Agreement;

(b) Breach. Any material breach by Borrower or the PLF Parties of its or his representations, warranties, covenants or obligations set forth in the Operating Agreement, this Agreement, the Consulting Agreements, or any of the Loan Documents, which breach is not cured within thirty (30) days after Borrower's receipt of written notice from Lender describing such breach;

(c) Insolvency. If Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Borrower or any property thereof; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or for a substantial part of the property of the Borrower and is not discharged within 60 days; or the bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is instituted by or against Borrower and if instituted against Borrower an order for relief or similar order is entered against Borrower and remains undismissed for 30 days or Borrower consents to or acquiesces in such proceedings or any warrant of attachment is issued against any substantial portion of the property of Borrower which is not released or bonded within 60 days of service; and

(d) Judgment. If any Judgment is entered against Borrower in the amount of THIRTY-FIVE THOUSAND DOLLARS ($35,000) or more.

2.2 Remedies. If any Event of Default described in Section 2.1 shall occur and be continuing following the expiration of the notice period herein, Lender may declare the Note and the Advances immediately due and payable without further demand and shall have all rights as set forth herein, in the Note and in the Security Agreement. Upon an Event of Default, Borrower shall cease making nay new Loans or withdrawing any funds from its bank accounts without Lender’s express, prior written consent.

2.3 Subordination. Lender hereby agrees that, notwithstanding an Event of Default under the Operating Agreement or any of the Loan Documents, other than an Event of Default resulting from a breach of fiduciary duty by, or the gross negligence or willful misconduct of, the PLF Parties, Lender shall subordinate and forbear in the exercise of its rights and remedies under the Loan Documents and the Operating Agreement, (including any right to accelerate repayment of the Loans or to foreclose on the assets of Borrower), to the rights of PLF and the PLF Parties under the Operating Agreement as necessary to enable the PLF to receive payments due pursuant to the Operating Agreement on its Percentage Interest with respect to each Investment at the time and in the manner required by Section 5.1 of the Operating Agreement and only to the extent that an Investment has been made. To the extent the PLF Parties are entitled to any Management Fees or Consulting Fees, such amounts shall be subject and subordinate to Lender’s rights to repayment of the Loan and Interest except and to the extent that the PLF Parties continue to render services under any of the Asta Agreements with the Company for which such compensation becomes payable following an Event of Default.

3. Representations And Warranties Of Borrower.

3.1 Organization and Authority. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to use its assets and carry on the Business as is now conducted. The execution, delivery and performance by Borrower of this Agreement, the Note [and the Security Agreement] and the consummation of the transactions contemplated hereby and thereby, is within Borrower’s corporate authority and has been duly authorized by proper corporate proceedings of Borrower.

3.2 Validity of Agreement. This Agreement, the Note [and the Security Agreement] have been duly authorized, executed and delivered by Borrower and constitute legal, valid, binding and enforceable obligations of Borrower. The execution and delivery of this the Loan Documents by Borrower and performance of its obligations thereunder do not require the consent or approval of any third party and will not result in any breach, violation of default under Borrower’s Certificate of Formation or Operating Agreement or of any agreement or decree to which Borrower is a party or by which Borrower is bound.

4. General.

4.1 Delay. No delay on the part of Lender in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

4.2 Notice. Any notice hereunder to the Borrower or Lender shall be in writing and, if mailed, shall be deemed to be given when sent by registered or certified mail, postage prepaid, and addressed to Borrower or Lender at their respective addresses set forth below, or at such other address as Borrower or Lender may, by written notice, designate as its address for purposes of notice hereunder.

Borrower:	Pegasus Funding, LLC
c/o Asta Funding, Inc.
221 Sylvan Avenue
Englewood Cliffs, NJ 07632

With required copy to:

Dominic S. Liberi, Esq.
1617 JFK Blvd. 19th Floor
Philadelphia, PA 19103

With required copy to:

Pegasus Legal Funding, LLC
291 Broadway, Suite 300
New York, NY 10007
Attention: Mr. Max Alperovich

Lender:	Fund Pegasus, LLC.
221 Sylvan Avenue
Englewood Cliffs, NJ 07632
Attention: Mr. Gary Stern, CEO

With required copy to:

Asta Funding, Inc.
221 Sylvan Avenue
Englewood Cliffs, NJ 07632
Attention: Mr. Gary Stern, CEO

Ted D. Rosen, Esq.
Fox Rothschild, LLP
100 Park Avenue, 15th Floor
New York, NY 10017

4.3 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

4.4 Law/Venue. This Agreement has been executed in and shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, the Security Agreement or the Note, or for recognition or enforcement of any judgment. Each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Except as provided in Section 2.3 hereof, nothing in this Agreement shall affect any right that the Lender or any other secured party may otherwise have to bring any action or proceeding relating to this Agreement, the Security Agreement or the Note against any Borrower or any of its property, in the courts of any jurisdiction.

4.5 Successors and Assigns. This Agreement shall be binding upon the Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Lender and the heirs and assigns of Lender. Neither party shall assign its rights or duties hereunder without the prior written consent of the other party, except that Lender may assign it’s the Loan Documents to an affiliate to Lender.

4.6 Entire Agreement. This Agreement, the Operating Agreement, the Note and the Security Agreement and all other instruments and agreements issued hereunder or referenced herein supersede all prior negotiations and agreements between the parties with respect thereto.

4.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.8 WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

4.10 Modification. This Agreement may not be changed orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, or discharge is sought.

4.11 Conflict. If there is any conflict between any provision of this Agreement and the Operating Agreement, the provisions of the Operating Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of date first written above.

“Borrower”

PEGASUS FUNDING, LLC

By:	/s/ Max Alperovich
Name:	Max Alperovich
Title:	Authorized Officer

“Lender”

FUND PEGASUS, LLC

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	Manager/CEO